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                                                                    EXHIBIT 10.6

                                    AGREEMENT

         THIS AGREEMENT (the "Agreement") is entered into as of this 16th day of July, 1997, by and among National Media Corporation, a Delaware corporation ("Parent"), Paul Meier, an adult individual ("PM"), Suzanne Kilworth, an adult individual formerly known as Susan Barnes ("SK"), Alan Meier, an adult individual ("AM"), and Tancot Pty Limited, an Australian corporation ("TPL"). PM, SK, AM and TPL are sometimes hereinafter collectively referred to as the "Shareholders."

                               W I T N E S S E T H

         WHEREAS, Parent, PM, SK, AM and TPL are parties to that certain Acquisition Agreement, dated as of May 30, 1996 (the "Acquisition Agreement"), pursuant to which, among other things, Parent acquired Suzanne Paul (Australia) Pty Limited ("Subsidiary") and Telemall Shopping Pty Limited ("Telemall") from the Shareholders (the "Acquisition");

         WHEREAS, in connection with the consummation of the transactions contemplated by the Acquisition Agreement, Subsidiary and AM entered into that certain Employment Agreement (the "Employment Agreement") pursuant to which, among other things, Subsidiary agreed to employ AM as an officer of Subsidiary and certain other corporations affiliated with Parent; and

         WHEREAS, the parties hereto desire to amend, revise and modify certain provisions contained in the Acquisition Agreement and in the Employment Agreement subject to the terms and conditions contained herein.

         NOW, THEREFORE, with the foregoing deemed incorporated herein, in consideration of the mutual covenants, conditions and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

         1. Covenants of Parent. In consideration of the covenants and agreements of the Shareholders set forth in Section 2 below, effective upon the execution of this Agreement by the parties hereto, Parent agrees as follows:

                  (a) Issuance of Parent Shares. Parent hereby waives satisfaction of the conditions contained in Sections 1.3(c)(i) and (ii) of the Acquisition Agreement and agrees that such conditions shall be deemed to have been met and satisfied as of the date hereof. Accordingly, Parent covenants and agrees to issue to the Shareholders as soon as practicable after the date hereof, in the aggregate, a number of shares (the "Parent Shares") of Parent common stock, par value $.01 per share (the "Common Stock"), equal to the quotient arrived at by dividing (i) U.S. $1,729,000 by (ii) the closing price of the Common Stock as reported on the New York Stock Exchange on the date hereof.

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Such issuance of Parent Shares shall be deemed to be in full satisfaction of any obligation of Parent pursuant to Section 1.3(c) of the Acquisition Agreement.

                  (b) Waiver of "Lock-up". Parent hereby irrevocably waives and releases, and causes Subsidiary to waive and release, the restrictions contained in Section 6 of the Employment Agreement on AM's ability to transfer the shares of Common Stock received by AM from Parent in connection with the Acquisition.

         2. Covenants of Shareholders.

                  (a) Release. In consideration of the covenants and agreements of Parent set forth in Section 1 above, effective upon the execution of this Agreement by the parties hereto, each of PM, SK, AM and TPL does hereby remise, release and forever discharge Parent, Subsidiary and Telemall and their respective predecessors, successors, subsidiaries and affiliates and their present and former agents, employees, assigns, directors and officers (collectively, the "National Media Parties") of and from any and all debts, demands, actions, causes of action, manner of actions, suits, accounts, dues, covenants, contracts, agreements, judgments, controversies, damages and any and all claims, cross claims, third-party claims, impleader or interpleader claims, demands and liabilities whatsoever, of any nature whatsoever, both in law and in equity, whether known or unknown (collectively "Claims"), which any of such Shareholders ever had, now has as of the date hereof and may ever have had as of the date hereof, prior to the date hereof or hereafter, including, but not limited to, any and all Claims against any and all of the National Media Parties arising from, pursuant to, or in connection with: (i) any representation, warranty, covenant, agreement or obligation of any National Media Party contained in the Acquisition Agreement or any other contract, instrument or agreement executed in connection therewith; (ii) the consummation of the Acquisition in accordance with the terms of the Acquisition Agreement; (iii) the issuance of shares of Common Stock in connection with the Acquisition; (iv) any action or omission of any National Media Party in connection with the consummation of the transactions contemplated by the Acquisition Agreement and any other contract, instrument or agreement executed in connection therewith; and (v) any action or inaction by the National Media Parties in connection with the management, operations or financial condition of Parent, Subsidiary and/or Telemall on or prior to the date hereof.

                  (b) Limitations on Release. The release contained in Section 2(a) above shall not be deemed to apply to: (i) any covenant or obligation of Subsidiary pursuant to the Employment Agreement; (ii) any covenant or obligation of Prestige Marketing Limited, a New Zealand corporation ("Prestige"), pursuant to that certain Employment Agreement by and between Prestige and PM; or (iii) any covenant or obligation of Prestige pursuant to that certain Employment Agreement by and between Prestige and SK.

         3. Reaffirmation of Representations. Parent hereby acknowledges and reaffirms its representations and warranties contained in Section 3.20 of the Acquisition Agreement with respect to the issuance of Parent Shares pursuant to
Section 1(a) above. Each of the Shareholders hereby

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acknowledges and reaffirms each of its representations and warranties contained in Sections 2.24, 2.25, 2.26, 2.27, 2.29 and 2.30 of the Acquisition Agreement with respect to the issuance of Parent Shares pursuant to Section 1(a) above and further acknowledges and agrees that the Parent Shares to be issued pursuant to
Section 1(a) above may not be offered, sold or otherwise transferred in the United States or to a U.S. person (as defined in Rule 902(o) of Regulation S under the Securities Act of 1933, as amended (the "Securities Act")) unless (i) such Parent Shares are registered under the Securities Act, (ii) such offers, sales or transfers are made pursuant to an available exemption from the registration requirements of the Securities Act or (iii) such Parent Shares are sold pursuant to and in accordance with Rule 144 promulgated under the Securities Act (or any successor rule thereto).

         4. Miscellaneous Provisions.

                  (a) Entire Agreement. This Agreement contains the entire understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. Except as otherwise expressly provided herein, this Agreement may not be amended, modified or terminated at any time or times without the unanimous agreement in writing of the parties hereto.

                  (b) Controlling Law. This Agreement and all questions relating to its validity, interpretation, performance and enforcement shall be governed by and construed in accordance with the laws of New South Wales, Australia in effect from time to time, notwithstanding any conflict of laws doctrines of such jurisdiction to the contrary, and without the aid of any canon, custom or rule of law requiring construction against the draftsman.

                  (c) Binding Nature of Agreement; No Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns, except that no party may assign or transfer its rights or obligations under this Agreement except as otherwise expressly provided herein.

                  (d) Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one (1) or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

                  (e) Paragraph Headings. The paragraph headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.



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         IN WITNESS WHEREOF, the parties have executed and delivered this
Agreement as of the date first above written.


                          National Media Corporation

                          By: /s/ Robert N. Verratti
                          -----------------------------------------------
                          Name:  Robert N. Verratti
                          Title:  President and Chief Executive Officer


                  `       /s/ Paul Meier
                          -----------------------------------------------
                          Paul Meier


                  `        /s/ Suzanne Kilworth
                          -----------------------------------------------
                          Suzanne Kilworth (formerly known
                                            as Susan Barnes)


                  `        /s/ Alan Meier
                          -----------------------------------------------
                          Alan Meier


                          Tancot Pty Limited

                          By: /s/ Paul Meier
                          -----------------------------------------------
                                Name:  Paul Meier
                                Title:  President


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